Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Health Advance Inc. (the “Company”) on Form 10-Q for the quarter ending October 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jordan Starkman, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o (d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Health Advance Inc..

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Health Advance Inc.

By:	/s/ Jordan Starkman
Jordan Starkman
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Date: December 18, 2012